EXHIBIT 21.1



                                            STATE OF INCORPORATION OR
       SUBSIDIARIES                                ORGANIZATION
       ------------                         --------------------------

Florida Panthers Hockey Club, Ltd.                 Florida

Arena Development Company, Ltd.                    Florida

Arena Operating Company, Ltd.                      Florida

Decoma Miami Associates, Ltd.                      Florida

2301 SE 17th St. Ltd.                              Florida

Rahn Bahia Mar, Ltd.                               Florida

Panthers BRHC Limited                              Florida

Florida Panthers Ice Ventures, Inc.                Florida

FPH/RHI Merger Corp., Inc.                         Florida

ResortHill, Inc.                                   Illinois

Florida Golf Management, Inc.                      Florida

Wright-Bilt Corp.                                  Delaware

Coyote Holdings, Inc.                              Delaware

Panthers Edgewater Resort, Inc.                    Delaware

Panthers RPN, Ltd.                                 Delaware